UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 14, 2010

                                 VALCOM, INC.
            (Exact name of registrant as specified in its charter)


      DELAWARE                         000-28416                 58-1700840
--------------------------- 	-----------------------    -------------------
(STATE  OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER OF
INCORPORATION OR ORGANIZATION)				    (IDENTIFICATION NO.)



              2113A GULF BOULEVARD, INDIAN ROCKS BEACH, FL 33785
              ---------------------------------------------------
             (Address of principal executive offices and zip code)

                                (727) 953-9778
              --------------------------------------------------
             (Registrant's telephone number, including area code)


                                  Copies to:

                            Joseph L. Pittera, Esq.
                       Law Offices of Joseph L. Pittera
                      2214 Torrance Boulevard, Suite 101
                          Torrance, California 90501
                             Phone: (310) 328-3588
                              Fax: (310) 328-3063


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02    DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL   OFFICERS;   ELECTION  OF
DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

On or about May 14, 2010, Richard Shintaku, a Director, resigned from the Board of Directors of Valcom, Inc. due to health reasons. No letter of resignation was received by Valcom. The information was communicated to Valcom by a family member of Mr. Shintaku.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2010, Valcom, Inc. (the "Company") and PBS Fundraising Programming entered into an agreement whereby the Company's wholly owned subsidiary, Valencia Entertainment will deliver the original 1-hour television special Michel Legrand & Friends - 50 Years of Movies & Music to PBS during the month of May 2010. Michel Legrand & Friends - 50 Years of Movies & Music will run on PBS stations across the United States as a pledge-drive special beginning in August 2010. Valencia Entertainment will receive $125,000 from PBS upon mutual execution of a license agreement, an additional $62,500 upon receipt and approval of a program rough cut and all other deliverables due at that time, and $62,500 upon receipt and approval of all other deliverables. Plus 12 dollars for every DVD sold and 8 dollars for every CD sold over the next 26 months

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS.

Not applicable.

(B)  PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C)  EXHIBITS.

EXHIBIT NUMBER DESCRIPTION

Exhibit 10.1 May 12, 2010 Agreement Between Valencia Entertainment and PBS Fundraising.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

By: /s/ Vince Vellardita
-------------------------
Vince Vellardita
Chief Executive Officer


Date: May 18, 2010